                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm in the Registration Statement (Form S-8) of LTC Properties, Inc. pertaining to the 2004 Stock Option Plan of LTC Properties, Inc. and to the incorporation by reference therein of our report dated February 9, 2004, except for Notes 8, 10, 11 and 12, as to which the date is March 5, 2004 with respect to the consolidated financial statements and schedules of LTC Properties, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                        /S/ ERNST & YOUNG LLP

Los Angeles, California
May 25, 2004